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                                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statement of Gynecare, Inc. on Form S-8 of our report dated January 22, 1997, on our audits of the financial statements of Gynecare, Inc. as of December
31, 1996 and December 31, 1995, and for the two years ended December 31, 1996, and for the period from March 8, 1994 (Date of Inception) through December 31, 1994, which report is included in the annual report on Form 10-K.


                                             /s/ Coopers & Lybrand LLP


San Jose, California
June 5, 1997